SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 22, 2017

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On February 22, 2017, the Company amended and restated its Bylaws.  The revisions are (1) the creation of an officer position for Chief Financial Officer and stating its powers and duties, and (2) adjusting the powers and duties of the Treasurer to account for the new Chief Financial Officer position.
This summary of the revisions to the Company's Bylaws is qualified in its entirety by reference to the full set of Bylaws filed herewith as Exhibit 3.1.
ITEM 7.01	REGULATION FD DISCLOSURE.
Majority Vote Resignation Policy for Director Elections

            Pursuant to governing law and documents, in most cases the Company's Directors are elected by a plurality of the votes cast. Although nominees who receive the most votes for the available positions will generally continue to be duly elected, on February 22, 2017, the Board adopted a resignation policy applicable to nominees who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election for Directors.  (The adoption of this policy does not alter the applicable legal standards.) A "majority affirmative vote" means that the votes cast "for" a nominee's election exceed those voted "against" or "withheld," with abstentions and broker non votes not being considered "votes cast." The policy requires that a nominee who does not receive a majority affirmative vote in an uncontested election promptly will tender, to the Board or its Chair, their resignation from the Board and committees on which the Director serves. The resignation may be conditioned upon Board acceptance. If it is not so conditioned, the resignation must specify that it is effective immediately on delivery.

            The Nominating & Governance Committee of the Board will consider any resignation conditioned upon Board acceptance, including any information provided by the Director, and within 60 days of the shareholder meeting at which the Director failed to receive a majority affirmative vote, will recommend to the full Board what action to take on the Director's resignation. The committee may recommend, among other things, acceptance or rejection of the resignation, delayed acceptance pending the recruitment and election of a new Director or rejection of the resignation in order to address the underlying reasons for the Director's failure to receive the majority affirmative vote of the shareholders. The policy provides for the Board to act on the committee's recommendation within 90 days following the shareholder meeting.

            In considering a conditional resignation, the committee and the Board may consider those factors it deems relevant to its recommendation, including but not limited to the underlying reasons for the failure of the Director to receive a majority affirmative vote, the tenure and qualifications of the Director, the Director's past and expected future contributions, other policies and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet legal or stock market requirements.

            Following the Board's decision, the Company will publicly announce the Board's decision regarding any conditional resignation. A resigning Director cannot participate in committee or Board decisions regarding their resignations, except in certain cases where multiple Directors have failed to receive majority affirmative votes, which circumstances are described in the full policy posted in the Investor Relations section of our web site at www.interfaceglobal.com. The preceding summary of the policy is qualified in its entirety by reference to the full policy.
ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Financial Statements of Businesses Acquired.

None.

(b)            Pro Forma Financial Information.

None.

(c)            Shell Company Transactions.

None.

(d)            Exhibits.

Exhibit No.	Description
3.1	Bylaws, as amended and restated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: February 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, as amended and restated February 22, 2017.